EXHIBIT 23.2

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

    We consent to the reference to our firm under the caption "Experts" and "Selected Consolidated Financial Data" and to the use of our reports dated May 10, 1996, in the Registration Statement on Form S-1 and related Prospectus of UtiliMed, Inc. for the registration of 2,875,000 shares of its common stock.

                                                           ERNST & YOUNG LLP

Milwaukee, Wisconsin
May 21, 1996